UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 15, 2023

Vapotherm, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38740	46-2259298
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Domain Drive
Exeter, New Hampshire		03833
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 603 658-0011

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	VAPO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On March 15, 2023, Vapotherm, Inc. (the “Company”) received a notice (the “Notice”) from the New York Stock Exchange, Inc. (the “NYSE”) that the Company is not in compliance with the continued listing standard set forth in Section 802.01C of the NYSE Listed Company Manual because the average closing price of the Company’s common stock was less than $1.00 over a consecutive 30 trading-day period.

Pursuant to Section 802.01C, the Company has a period of six months following the receipt of the Notice to regain compliance with the minimum share price requirement. In order to regain compliance, on the last trading day of any calendar month during the cure period or on the last business day of the six month cure period, the Company’s shares of common stock must demonstrate (i) a closing price of at least $1.00 per share and (ii) an average closing share price of at least $1.00 over the 30 trading-day period ending on such date. If the Company is unable to regain compliance with the $1.00 share price rule within this period, the NYSE will initiate procedures to suspend and delist the Company’s common stock. Section 802.01C also provides for an exception to the six-month cure period if the action required to cure the price condition requires stockholder approval, in which case the action needs to be approved by no later than the Company’s next annual stockholders meeting. Pursuant to this exception, the price condition will be deemed cured if the Company’s share price promptly exceeds $1.00 per share, and the price remains above that level for at least the following 30 trading days.

As required by Section 802.01C, the Company plans to notify the NYSE within 10 business days of its intent to cure the deficiency. However, no assurance can be given that the Company will be able to regain compliance with the applicable NYSE listing standards or otherwise maintain compliance with the other listing standards set forth in the NYSE Listed Company Manual.

As previously disclosed in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on October 3, 2022, the Company received notice on September 27, 2022 that it was not in compliance with the continued listing standard set forth in Section 802.01B of the NYSE Listed Company Manual because the Company’s average global market capitalization for the prior 30 trading-day period was less than $50 million, and, at the same time, the Company’s stockholders’ equity was less than $50 million. The Company timely filed a plan to cure this deficiency with the NYSE on November 11, 2022, which plan was accepted by the NYSE.

The Notice has no immediate impact on the listing of the Company’s common stock, which will continue to trade on the NYSE during the applicable cure period, subject to all other listing requirements of the NYSE. The Company’s common stock will continue to trade under the symbol “VAPO” with the added designation of “.BC” to indicate that the Company is not currently in compliance with NYSE continued listing standards. The “.BC” indicator will be removed at such time as the Company regains compliance with all continued listing standards.

Item 7.01 Regulation FD Disclosure.

On March 17, 2023, the Company issued a press release announcing its receipt of the Notice. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information contained in this Item 7.01 is deemed to have been furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and is not incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Press Release Issued by Vapotherm, Inc. on March 17, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vapotherm, Inc.

Date:	March 17, 2023	By:	/s/ James A. Lightman
James A. Lightman Senior Vice President, General Counsel and Secretary